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                                                                   Exhibit 4(v)


               Form of Permanent Global Registered Fixed Rate Note

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEROF, CEDE & CO., HAS AN INTEREST HEREIN.

                     AMERICAN EXPRESS CREDIT CORPORATION

                   $_______ ___% Notes due __________, ______

REGISTERED                                              CUSIP No.
No.

     AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay CEDE & CO., or registered assigns, the principal sum of $________ on _____, 20__ and to pay interest semiannually on ______ and _________, commencing _______, 20__ on said principal sum at the rate per annum specified in the title of these Notes, from ______, 20__, until the principal thereof is paid or made available for payment.

     Reference is hereby made to the further provisions of this global Note (the "Global Note") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

     This Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.





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     IN WITNESS WHEREOF, American Express Company has caused this Global Note to be duly executed under its corporate seal.

Dated:  ______, 20__

TRUSTEE'S CERTIFICATE                     AMERICAN EXPRESS CREDIT CORPORATION
AUTHENTICATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

This is one of the Securities described
in the within-mentioned Indenture.

                                          Attest:

U.S. BANK TRUST NATIONAL
ASSOCIATION

          As Trustee

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

By:
   ------------------------------
   Authorized Signatory





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                             REVERSE OF GLOBAL NOTE

     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company, all such Securities issued and to be issued under an indenture dated as of September 1, 1987, between the Company and U.S. Bank Trust National Association (as successor to Security Pacific National Trust Company (New York)), as trustee, as supplemented by a First Supplemental Indenture, dated as of November 1, 1987, between the Company and Bank of Montreal Trust Company, as trustee, a Second Supplemental Indenture, dated as of January 15, 1988, between the Company and Fleet Bank N.A. (as successor to The First National Bank of Boston), as trustee, a Third Supplemental Indenture, dated as of April 1, 1988, between the Company and The Chase Manhattan Bank (as successor to Manufacturers Hanover Trust Company), as trustee, a Fourth Supplemental Indenture, dated as of May 1, 1988, between the Company and Trust Company Bank, as trustee, a Fifth Supplemental Indenture, dated as of March 28, 1989, between the Company and The Bank of New York, as trustee, a Sixth Supplemental Indenture, dated as of May 1, 1989, between the Company and Bank of Montreal Trust Company, as trustee, a Seventh Supplemental Indenture, dated as of July 28, 1995, between the Company and The Chase Manhattan Bank, as trustee, and an Eighth Supplemental Indenture, dated as of December 21, 2001, between the Company and Bank One Trust Company, N.A., as trustee (as supplemented, hereinafter called the "Indenture"), pursuant to which the Company has designated U.S. Bank Trust National Association as Trustee for the Notes (as defined below), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities designated as _____% Notes due _________, 20__ (the "Notes").

     Payment of the principal of, and interest on, this Note will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes issued in definitive form other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid to persons in whose names the Notes are registered at the close of business on _______ or _______ as the case may be, prior to any Interest Payment Date. Interest shall be computed on the basis of a 360-day year and of twelve 30-day months from ________, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly proved for. Except in the event an event of Default with respect to the Notes shall have





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occurred and be continuing or as otherwise set forth in the Indenture, Notes in definitive form will not be issued.

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Notes to a holder who is a United States Alien Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amount shall not apply:

     (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

     (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

     (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

     (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

     (d) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision or being or having been a bank whose receipt of interest on a Note is described in
     Section 881(c)(3)(A) of the Code or any successor provision;

     (2) to any holder that is not the sole beneficial owner of the Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

     (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note, if compliance is required by statute or by regulation of the United States Treasury Department, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete relief or exemption from such tax, assessment or other governmental charge (including, but not limited to, the failure to provide United States Internal Revenue Service Form W-8BEN, W-8ECI or any subsequent versions thereof);

     (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

     (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

     (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

     (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

     (8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     As used herein, the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; "United States Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes: (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (except as may be provided in U.S. Treasury Regulations) or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source; "United States Alien Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes; (a) a nonresident alien individual,
(b) a foreign corporation, (c) a nonresident alien fiduciary of a foreign estate or trust or (d) a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust; and "United States Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

     If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after ________, 20__, the Company becomes or will become obligated to pay additional amounts as described in the third paragraph of this "Reverse of Global Note" or (b) a taxing authority of the United States takes an action on or after ___________, 20__, whether or not such action is taken with respect to the Company or any of its affiliates, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, in either case, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. Prior to the publication of any notice of redemption, the Company will deliver to the trustee an officers' certificate stating that the Company is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to the Company's right so to redeem have occurred and an opinion of counsel to that effect based on that statement of facts. If the Company redeems the Notes upon a tax event, the Company will publish a notice of that redemption in Luxembourg in the Luxemburger Wort at the time notice is given to the holders of the Notes as described above and notify the Luxembourg Stock Exchange.

     The Indenture contains provisions for defeasance and discharge at the Company's option of either the entire principal of all the Securities of any series or of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     Certain terms used in this Note which are defined in the Indenture have the meaning set forth therein.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company agrees that any suit, action or proceeding against it arising out of, or based upon, the Indenture or this Note may be instituted in any state or federal court in the Borough of Manhattan, the City of New York.

     The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right to survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ____ (Cust) ____ (Minor)

     Under Uniform Gifts to Minor Act ____ (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]


---------------------------------


---------------------------------

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.


Dated:
      ---------------------------

NOTICE: The signature of this assignment must correspond with the name written upon the face of the within instrument in every particular without alteration or enlargement or any change whatsoever.